Exhibit 10.51

COMPENSATION AGREEMENT

This Compensation Agreement, between Media Arts Group, Inc. (“MAGI”) and Anthony D. Thomopoulos (“Executive”), is made as of January 24, 2002.

WHEREAS, the Board of Directors requested that Executive serve as MAGI’s interim Chief Executive Officer;

WHEREAS, the Board of Directors approved that, for services as MAGI’s interim Chief Executive Officer, MAGI shall pay to Executive $250,000 for the first three months of service (the “Cash Compensation”), and, if Executive shall continue to serve as interim Chief Executive Officer thereafter, for each month of service, up to three months, Executive shall be granted options to purchase 150,000 shares of common stock of MAGI, such options to be immediately exercisable and have an exercise price of $1.00 per share (the “Options”);

WHEREAS, Executive accepted the appointment as interim Chief Executive Officer and served in such capacity for seven (7) months;

WHEREAS, MAGI paid the Cash Compensation to Executive,

WHEREAS, upon mutual agreement of Executive and MAGI and MAGI’s Board of Directors, MAGI did not grant or issue the Options to Executive;

WHEREAS, upon mutual Agreement of Executive and MAGI and MAGI’s Board of Directors, in lieu of granting and issuing the Options to Executive, MAGI agreed to pay, and Executive agreed to accept, the payments set forth in this Compensation Agreement.

NOW, THEREFORE, the Executive and MAGI hereby agree as follows:

1.                                       MAGI shall pay to Executive an aggregate of $400,000 in four equal $100,000 monthly payments, commencing on February 1, 2002.

2.                                       Any purported grant or issuance of the Options shall be null and void.

3.                                       This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of California without regard to principles of conflict of laws.

4.                                       This Agreement may not be extended, renewed, amended or modified other than by a written agreement executed by Executive and MAGI, and approved by MAGI’s Board of Directors.

5.                                       This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same original instrument.

ON WITNESS WHEREOF, the parties hereto have executed this Agreement.

MEDIA ARTS GROUP, INC.

By:	/s/ Herbert D. Montgomery
Herb Montgomery
Chief Financial Officer

/s/ Anthony D. Thomopoulos
Anthony D. Thomopoulos